FORM 8-K

                 SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    August 11, 2000

                           Innovo Group Inc
          (Exact name of registrant as specified in its charter)

        Tennessee                    0-18926             11-2928178
(State or other jurisdiction       (Commission         (IRS Employer
      of incorporation)            File Number)      Identification No.)

1808 North Cherry Street, Knoxville, TN                  37917
(Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code    (865) 546-1110

              _________________________________________________
         (Former name or former address, if changed since last report)

Item 1.  Changes in Control of Registrant

   Not Applicable

Item 2.  Acquisition or Disposition of Assets

   Not Applicable

Item 3.  Bankruptcy or Receivership

   Not Applicable

Item 4.  Changes in Registrant's Certifying Accountant

   Not Applicable



Item 5.  Other Events

   In July 1997, the SEC and Nasdaq announced revised standards for listing on the Nasdaq SmallCap Market that required that a company's listed securities trade for not less than $1.00 per share and that the company have net tangible assets (total assets, excluding goodwill, minus total liabilities) of at least $2,000,000. The change became effective in February 1998.

   Due to continued losses, the Company did not meet the required net tangible asset level as of May 31, 2000. On July 19, 2000, the Company was granted a temporary exception from this standard subject to Innovo meeting certain conditions. The conditions require the Company to obtain a minimum net tangible asset level of $4 million on or before August 11, 2000 ("Phase I") and a minimum net tangible asset level of $5 million on or before October 31, 2000 ("Phase II").

   The Company has met the Phase I net tangible asset level of $4 million by issuing common stock to Commerce Investment Group, LLC for $1.5 million in cash, with the proceeds to be used by the Company to purchase finished goods and services from Commerce and it's affiliates. The Company will further increase its net tangible assests by issuing common stock to a group led by the Company's Chairman and CEO, the "Furrow Group". The Furrow Group has assumed
$1 million of outstanding Company debt owed to third parties and converted $500,000 of Company debt that was owed to the Furrow Group for consideration of 1,363,637 shares of common stock which approximates fair value of the shares. The stock to be issued under Phase I will be priced at $1.10 per share.

   The Company plans to meet the $5 million Phase II requirements on or before October 31, 2000 through the issuance to the Commerce Investment Group of an additional 1.5 million shares of Company common stock and 3.3 million warrants with the warrants having an exercise price of $2.10 per share for $1.5 million in cash. Three million of the warrants will have a term of three years and the remaining 300,000 will vest over two years and expire 3 years from the last vesting. The proceeds will be used by the Company to purchase finished goods and services from Commerce and its affiliates. During Phase II, the Furrow Group will also be issued 1.5 million warrants with the warrants having a three-year term and an exercise price of $2.10 per share in exchange for the debt assumed and converted in Phase I. The Company currently expects to further increase its tangible assests through the issuance of additional shares and warrants to outside investors.

   The issuance of the shares and warrants under Phase II will be subject to shareholder approval. The Chairman and CEO and other Board members have agreed to vote their currently owned shares (approximately 2.4 million shares) in favor of the Phase II share sales and the issuance of all the warrants.

   The listing exception will expire on October 31, 2000. In the event the Company is deemed to have met the terms of the exception, it shall continue to be listed on The Nasdaq SmallCap Market. The Company believes that it can meet these conditions; however, there can be no assurance that it will do so. If at some future date the Company's securities should cease to be listed on The Nasdaq SmallCap Market, they may continue to be listed on the OTC-Bulletin Board. For the duration of the exception, the Company's Nasdaq symbol will be INNOC.

   Please see the financial statements below for the pro forma effect of Phase I transactions if they had occurred as of June 30, 2000 and assuming that the proceeds of the Commerce Group investment had been used to purchase finished goods taken into inventory.


                         INNOVO GROUP INC. AND SUBSIDIARIES
                    UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                           (000's except per share data)


                                                              Pro Forma
                                    Balance      Pro forma     Balance
                                    6/30/00     Adjustments    6/30/00
                                   ---------    -----------   ----------
CURRENT ASSETS
  Cash and cash equivalents        $      11                  $       11
  Accounts receivable, net             2,349                       2,349
  Inventories                          2,307         1,500         3,807
  Prepaid expenses                        46                          46
                                      ------                      ------
  Total Current Assets                 4,713                       6,213

PROPERTY, PLANT AND EQUIPMENT, net     2,958                       2,958
OTHER ASSETS                              --                         --
                                      ------                      ------
TOTAL ASSETS                           7,671                       9,171
                                      ------                      ------
CURRENT LIABILITIES

  Current maturities of
   long-term debt                      2,967                       2,967
  Accounts payable                       650                         650
  Accrued expenses                       857                         857
                                      ------                      ------
  Total Current Liabilities            4,474                       4,474

LONG-TERM DEBT, less
 current maturities                    1,937        (1,500)          437
TOTAL LIABILITIES                      6,411                       4,911

STOCKHOLDERS' EQUITY
  Common stock                           731           273         1,004
  Additional paid-in-capital          32,537         2,727        35,264
  Promissory note - officer             (703)                       (703)
  Deficit                            (28,879)                     (28,879)
  Treasury stock                      (2,426)                      (2,426)

TOTAL STOCKHOLDERS' EQUITY             1,260                        4,260
                                      ------                       ------
TOTAL LIABILITIES AND
 SHAREHOLDERS' EQUITY                 $7,671                       $9,171
                                      ------                       ------
                                      ------                       ------

   Copies of definitive agreements entered into pursuant to the transactions described above will be filed by amendment as exhibits to this Current Report on Form 8-K. The forgoing descriptions are qualified in their entirety by reference to such definitive agreements.

Item 6.  Resignations or Registrant's Directors

  Not Appilicable

Item 7.  Financial Staements and Exhibits

  Not Applicable

Item 8.  Change in Fiscal Year

 	None



                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             INNOVO GROUP INC.
                                             -----------------
                                                (Registrant)

Date                                         By  /s/ Samuel J. Furrow
                                                 ---------------------
                                                 Samuel J. Furrow
                                                 Chairman/CEO